                                                               EXHIBIT 10.13


                             PURCHASE AND SALE AGREEMENT

                                       BETWEEN

                        WHLW REAL ESTATE LIMITED PARTNERSHIP

                                     AS SELLER,

                                        AND

                            NATROL REAL ESTATE II, INC.

                                    AS PURCHASER



                             DATED: NOVEMBER 22, 1999

                                       TABLE OF CONTENTS
                                       -----------------

                                                                         Page
Section 1.  Agreement of Purchase and Sale................................1
Section 2.  The Purchase Price............................................2
Section 3.  Inspection Period; Certain Termination Provisions.............3
Section 4.  Title and Contracts...........................................6
Section 5.  Closing Date.................................................10
Section 6.  "AS IS, WHERE IS AND WITH ALL FAULTS"........................10
Section 7.  Satisfaction of Liens........................................13
Section 8.  Violations...................................................13
Section 9.  Representations, Warranties and Covenants....................13
Section 10. Operation of Property to Closing.............................16
Section 11. Closing Documents............................................16
Section 12. Prorations and Costs.........................................18
Section 13. Brokerage....................................................20
Section 14. Notices......................................................20
Section 15. Damage or Destruction Prior to Closing and Condemnation......21
Section 16. Reporting Requirements.......................................21
Section 17. Miscellaneous................................................22
Section 18. Confidentiality..............................................24


EXHIBITS                                                             Page
--------
EXHIBIT A - Description of Land......................................A-1
EXHIBIT B - Assignment and Assumption of Leases......................B-1
EXHIBIT C - [Intentionally omitted]..................................C-1
EXHIBIT D - Assignment of Warranties, Permits, Contracts
            and General Intangibles..................................D-1
EXHIBIT E - Purchaser's AS-IS Certificate............................E-1
EXHIBIT F - Natural Hazard Disclosure Statement......................F-1
EXHIBIT G - Grant Deed...............................................G-1


SCHEDULES
SCHEDULE 1     - Disclosure Items
SCHEDULE 1.3   - Personal Property
SCHEDULE 1.5   - Schedule of Leases
SCHEDULE 1.7   - Property Contracts
SCHEDULE 9.1.4 - List of Material Contracts

                                  PURCHASE AND SALE AGREEMENT
                                  ---------------------------

        PURCHASE AND SALE AGREEMENT ("Agreement") made this 22nd day of November, 1999 ("Agreement Date") between the Seller identified as such on the execution page hereof ("Seller") and the Purchaser identified as such on the execution page hereof ("Purchaser").

                                    W I T N E S S E T H:
                                    -------------------

         WHEREAS, Purchaser desires to acquire and Seller desires to sell all of Seller's right, title and interest in and to the industrial building more particularly described on EXHIBIT A attached hereto.

         NOW, THEREFORE, in consideration of Ten and no/100 ($10.00) Dollars and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and the mutual covenants and undertakings of the parties set forth herein, the Seller and Purchaser agree as follows:

    SECTION 1.  AGREEMENT OF PURCHASE AND SALE

    Seller hereby agrees to sell and convey and Purchaser agrees to purchase on the terms and conditions herein set forth, all of Seller's right, title and interest in and to the following:

         1.1 The fee simple estate in and to the land described in EXHIBIT A attached hereto (the "Land") together with the office building and all other improvements located thereon ("Improvements"), together with all air rights, water rights, mineral rights, rights of way, easements, appurtenances and hereditaments appertaining thereto. The Land and Improvements are herein referred to as the "Property";

         1.2 All machinery, apparatus, equipment, fittings and fixtures in or on the Property or which are attached thereto but excluding any such items to the extent owned by tenants or other third parties ("Fixtures");

         1.3 All of the personal property located in or on the Property including, without limitation, the property listed on SCHEDULE 1.3 attached hereto but specifically excluding the personal property in Seller's management office on the Property and the personal property owned by tenants ("Personal Property");

         1.4 All rights, if any, to general intangibles relating to the Property (including, without limitation, any name or trade name used in connection with the Improvements), but excluding the names or tradenames Lincoln Property Company, Legacy Partners, Whitehall Street Real Estate Limited Partnership, Lincoln-Whitehall, Lincoln-Whitehall Pacific, WHLW Real Estate

Limited Partnership ("WHLW") or any abbreviations or derivations of any of the foregoing and related names and proprietary computer equipment, software and systems);

         1.5 The interest of Seller, as landlord, in the occupancy leasehold estates created by those certain leases, tenancies and rental agreements and all amendments thereto or assignments thereof that are described in the Schedule of Leases attached hereto as SCHEDULE 1.5 (hereto collectively referred to as the "Leases");

         1.6 All assignable warranties and guaranties, if any, issued in connection with the Property (collectively, the "Assignable Warranties");

         1.7 Any transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality relating to the Property (collectively, the "Permits"); and

         1.8 All written agreements (other than the Leases and the Permitted Exceptions as hereinbelow defined and the management and leasing agreement with Legacy Partners Commercial, Inc. (formerly known as Lincoln Property Company N.C., Inc. and LPC MS, Inc.) which shall be cancelled at Closing at no cost to Purchaser), to which Seller is a party and which affect the Property ("Contracts"), a schedule of which is attached hereto as SCHEDULE 1.7.

         Except as herein otherwise specifically provided, it is intended that Seller shall transfer to Purchaser all of Seller's right, title and interest of every kind or nature in the Property, the Fixtures, the Leases, the Personal Property, the Assignable Warranties, the Permits, Contracts and all other interests of Seller in and to the Property (collectively, the "Project").

    SECTION 2.  THE PURCHASE PRICE

    The purchase price (the "Purchase Price") for the Project is Seven Million One Hundred Seventy-two Thousand Two Hundred Ninety-four Dollars ($7,172,294) to be paid as follows:

         2.1 One Hundred Thousand Dollars ($100,000) (the "Deposit") shall be paid by Purchaser on the same day as the execution hereof, which amount shall, subject to collection, be held in escrow by Fidelity National Title Insurance Company (hereinafter referred to as "Escrow Agent" or "Title Insurer"). The Deposit shall be held in an interest bearing account reasonably acceptable to the parties and all interest on the Deposit shall become part of the Deposit. The Deposit and interest earned thereon shall be fully refundable to Purchaser until 5:00 p.m. (Pacific Time) on November 30, 1999 (the "Conditions Period"). For purposes hereof, the last day of the Conditions Period shall mean and be referred to herein as the "Approval Date". If Purchaser fails to deliver the Deposit with the Escrow Agent strictly as and when contemplated herein, Seller shall have the right to terminate this Agreement by delivering written notice thereof to Purchaser at any time and thereafter neither party shall have any further rights or obligations hereunder except for the indemnities contained in Sections 3.2 and 18 below, Purchaser's covenants made herein which are expressly intended to survive any such termination and Purchaser's obligations under Section 3.2(x) below to deliver to Seller the Due Diligence Materials (defined below) (collectively, "Purchaser's Surviving Obligations"). If the purchase and sale of the Project is consummated in accordance with the terms and provisions of this Agreement, then the Deposit shall be paid to Seller at Closing and credited against the Purchase Price. In all other events, the Deposit shall be disposed of by the Escrow Agent as provided herein.

         2.2 The balance of the Purchase Price shall be paid on Closing, plus or minus prorations and adjustments to be made pursuant to this Agreement, in good immediately available United States funds. The balance of the Purchase Price shall be wire transferred into escrow and Escrow Agent shall receive confirmation of receipt thereof no later than 9:00 a.m. (Pacific Time) on the date of Closing.

    SECTION 3.  INSPECTION PERIOD; CERTAIN TERMINATION PROVISIONS

         3.1 Purchaser's obligations under this Agreement shall be subject to the satisfaction of or waiver by Purchaser of the following described matters (collectively, the "Pre-Closing Conditions") on or before the earlier of (i) the time periods specified in each subsection below, or (ii) 5:00 p.m. (Pacific Time) on the Approval Date:

              3.1.1 PHYSICAL INSPECTIONS. Within five (5) business days after the Agreement Date, but only to the extent the same is actually in Seller's possession and has not already been delivered to Purchaser by Seller prior to the Agreement Date, without any warranty or representation as to the accuracy or thoroughness thereof or to the ability of Purchaser to rely thereon, Seller shall deliver to Purchaser a true and complete copy of the most recent environmental site assessment report(s) with respect to an evaluation of Hazardous Materials (defined below) in, on or under the Property. After Purchaser has provided to Seller a certificate of insurance(s) evidencing Purchaser's or Purchaser's agents', consultants' and/or contractors' (as the case may be) procurement of a commercial general liability insurance policy as required herein, Seller shall permit Purchaser and its authorized agents, consultants and contractors to enter upon the Property during reasonable business hours (provided, Purchaser shall not interfere with or disturb any tenants' operations therein or Seller's operation of the Property)to make and perform such environmental evaluations, and other inspections and investigations of the physical condition of the Property. Purchaser shall maintain, and shall ensure that its agents, consultants and contractors maintain, public liability and property damage insurance insuring against any liability arising out of any entry, tests or investigations of the Property pursuant to the provisions hereof. Notwithstanding the foregoing, Purchaser shall not be permitted to undertake any intrusive or destructive testing of the Property, including without limitation a "Phase II" environmental assessment, without in each instance first obtaining Seller's written consent thereto, which consent Seller may give or withhold in Seller's sole and absolute discretion. Prior to entering the Property (and on each and every occasion), Purchaser shall deliver to Seller prior written notice thereof [or verbal notice wherein Purchaser actually speaks with a representative of Seller (not a voicemail message) with written notice delivered immediately thereafter, if requested at such time], and shall afford Seller a reasonable opportunity to have a representative of Seller present to accompany Purchaser while Purchaser performs its evaluations, inspections, tests and other investigations of the physical condition of the Property. Prior to any entry to perform any necessary on-site inspections, tests or investigations, Purchaser shall give Seller written notice thereof [or verbal notice wherein Purchaser actually speaks with a representative of Seller (not a voicemail message) with written notice delivered immediately thereafter, if requested at such time], including the identity of the company or party(s) who will perform such inspections, tests or investigations and the proposed scope of the inspections, tests or investigations. Seller shall approve or disapprove any proposed inspections, tests or investigations and the party(s) performing the same within two (2) business days after receipt of such notice. Seller's failure to advise Purchaser of its disapproval of any proposed inspections, tests or investigations and the party(s) performing the same within such two (2) business day period shall be deemed Seller's approval thereof, except to the extent said proposed inspections, tests or investigations relate to "Phase
II" environmental matters, in which event Seller's failure to advise
Purchaser of its approval or disapproval of any proposed environmental inspections, tests or investigations and the party(s) performing the same within such two (2) business day period shall be deemed Seller's disapproval thereof. Upon request, Purchaser shall promptly deliver to Seller copies of any reports relating to any inspections, tests or investigations of the Property performed by or on behalf of Purchaser. Prior to Purchaser contacting any of the tenants, Purchaser shall give Seller written notice thereof, including the identity of the company or persons who will perform any tenant interview or contacts. Seller or its representative(s) may be present at any such interview or meeting with any of the tenants and Purchaser will reasonably cooperate and coordinate with Seller to effectuate same. Purchaser shall have until 5:00 p.m. (Pacific Time) on the Approval
Date to notify Seller in writing of its approval or disapproval of any such evaluations, inspections and investigations.

              3.1.2 PLANS, PERMITS, REPORTS AND RELATED INFORMATION. Within five (5) business days after the Agreement Date, but only to the extent the same is actually in Seller's possession and has not already been delivered to Purchaser by Seller prior to the Agreement Date, Seller will deliver to Purchaser a true and complete copy of (a) property tax bills for the two (2) most recent tax fiscal years; (b) without any warranty or representation as to the accuracy thereof or to the ability of Purchaser to rely thereon, soils reports, ADA reports, as-built plans and specifications, drawings, and structural or engineering studies or reports; and (c) without any warranty or representation as to the accuracy thereof or to the ability of Purchaser to rely thereon, a copy of any existing survey(s) of the Property. Purchaser shall have until 5:00 p.m. (Pacific Time) on the Approval Date to notify Seller in writing of its disapproval of any such matters. In no event shall Seller be required to prepare or obtain any information, report, document or survey not presently in Seller's possession.

              3.1.3 LEASES AND FINANCIAL INFORMATION. Within five (5) business days after the Agreement Date, but only to the extent the same is actually in Seller's or its property manager's possession and has not already been delivered to Purchaser by Seller prior to the Agreement Date, Seller will deliver to Purchaser or otherwise make available to Purchaser at Seller's property management company's offices during normal business hours for inspection by Purchaser, the following described documents and information:
(i) a copy of the existing Leases, if any, together with any amendments or modifications thereof affecting any portion of the Property, and any correspondence with the tenants of the Property of a material nature; (ii) a current rent roll for the Property, in the format customarily used by Seller, with the information contained therein made as of the Agreement Date; (iii) a copy of project operating reports, in the format and for the time periods customarily prepared by Seller; and (iv) a copy of CAM reconciliations and year-end financial statements for the Property for the two (2) most recent full calendar years prior to the Closing and to the extent available, the current year. Purchaser shall until 5:00 p.m. (Pacific Time) on the Approval Date to notify Seller in writing, of its approval or disapproval of the Leases and the financial information; provided, however, in no event shall Seller be required to modify, terminate or otherwise supplement any of the Leases. Seller shall assign its rights and interests in and to the Leases and all security deposit(s), if any, then being held by Seller to Purchaser at the Closing pursuant to the Assignment and Assumption of Leases in substantially the form attached hereto as EXHIBIT B, and made a part hereof.

              3.1.4 ECONOMIC FEASIBILITY. Purchaser's determination, in its sole and absolute discretion, of the economic feasibility of the Property for Purchaser's intended ownership.

              3.1.5 NATURAL HAZARD DISCLOSURE STATEMENT. By the date which is two (2) business days prior to the Approval Date, Seller shall have executed and delivered to Purchaser a Natural Hazard Disclosure Statement, as and to the extent prescribed by California law, in substantially the form of EXHIBIT F attached hereto and made a part hereof (the "NHDS").

    3.2 Any due diligence conducted by Purchaser, whether prior to or after the execution and delivery of this Agreement, shall be at the sole cost and expense of the Purchaser. Purchaser shall be fully responsible to Seller for all of the acts and/or omissions of Purchaser, its employees, agents and representatives on or affecting the Project in the course of any such inspections or assessments. In connection with any such due diligence activities, whether conducted prior to or after the date of this Agreement, Purchaser (i) shall indemnify, defend and hold Seller harmless from and against all costs, expenses, losses, claims, damages and/or liabilities relating to any physical damage or personal injury or death resulting from Purchaser's inspection of the Property, provided Purchaser shall not be liable to Seller solely as a result of the discovery by Purchaser of a preexisting condition on the Property; (ii) shall promptly repair any damage resulting from any such inspections; (iii) shall fully comply with all laws, ordinances, rules and regulations in connection with such inspections; (iv) shall conduct its activities in a manner to minimize any disturbance to Seller, its employee and others; (v) shall not contact any governmental agencies without the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed) and shall permit a representative of Seller to accompany Purchaser on any interviews with governmental agencies;
(vi) shall not permit any inspections, investigations or other due diligence activities to result in any liens, judgments or other encumbrances being filed against the Property and shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded; (vii) shall not permit any borings, drillings or samplings to be done on or at the Property without the prior written consent of Seller;
(viii) shall, promptly following the
termination of this Agreement, provide Seller with copies of inspection reports and studies prepared by third parties in connection with Purchaser's inspection and due diligence, provided Purchaser makes no warranty or representation as to the accuracy or thoroughness of the reports or studies and Seller shall not be entitled to rely thereon;(ix) shall maintain, with insurance companies satisfactory to Seller, a policy of comprehensive general public liability insurance, with a broad form contractual liability endorsement covering Purchaser's indemnification obligations hereunder, and with a combined single limit of not less than $1,000,000 per occurrence for bodily injury and property damage, automobile liability coverage including owned and hired vehicles with a combined single limit of $1,000,000 per occurrence for bodily injury and property damage, and an excess umbrella liability policy for bodily injury and property damage in the amount of $5,000,000, insuring Seller and its manager (and their successors, assigns and affiliates) as additional insureds (certificates of which shall be given to Seller prior to the first entry by Purchaser on the Property), all of which insurance shall be written on an "occurrence form", shall contain a cross-liability provision and a provision that the insurance provided by Purchaser hereunder shall be primary and non-contributing with any other insurance available to Seller, and (x) shall return to Seller all materials with respect to the Property provided to Purchaser by Seller if Purchaser fails to acquire the Property for any reason. Such insurance shall apply exclusively to any costs, expenses, losses, claims, damages and/or liabilities incurred by Seller as a direct or indirect result of any act or omission by Purchaser or any of Purchaser's agents, consultants and/or contractors on or about the Property. The provisions of this paragraph shall survive the termination of this Agreement.

         3.3 In the event that this Agreement terminates pursuant to any other Section of this Agreement which refers to this Section 3.3, (a) Purchaser shall receive a full refund of the Deposit, together with all interest actually earned thereon and (b) except for obligations that this Agreement expressly states survive termination, neither party shall have any further rights or claims or liabilities towards the other.

    SECTION 4.  TITLE AND CONTRACTS

         4.1 Purchaser shall accept title to the Property if Title Insurer (as hereinafter defined) will insure the Property subject only to the Permitted Exceptions (as hereinafter defined).

              4.1.1 Seller has ordered a preliminary title report ("Title Report") to be issued by the Title Insurer and Seller has delivered to Purchaser the Title Report. All exceptions to title and other matters appearing on the Title Report (other than any such exceptions described in the second sentence of Section 4.1.2 hereof) shall constitute "Permitted Exceptions" for purposes of this Agreement. In the event the Title Insurer amends or updates the Title Report ("Title Report Update") after the date on which the Purchaser posts the Deposit, Purchaser shall furnish Seller with a statement of objections, if any, to the title to the Property to any matter first raised in the Title Report Update ("Objections") within three (3) business days after its receipt of the Title Report Update ("Title Update Review Period"). Should Purchaser fail so to timely notify Seller of any such Objections to title to the Property which are first disclosed in a Title Report Update, Purchaser shall be deemed to have agreed to accept title subject to all matters of record. All title matters and exceptions (i) arising out of the Leases including, without limitation, new Leases or amendments to Leases entered into pursuant to the terms hereof, or (ii) set forth in the Title Report, in any Title Report Update which are not Objections that Seller agrees to satisfy pursuant to Sections 4.1.2 and 4.2 hereof, and all title matters and exceptions which are waived or deemed to be waived are hereafter referred to as the "Permitted Exceptions". In no event shall the provisions of this Section be deemed to extend the Closing Date (it being understood and agreed that the failure by the Purchaser to notify Seller of any Objections as set forth above or to terminate this Agreement as set forth in Section 4.3 below by the Approval Date shall be deemed to be a waiver of all Objections that the Seller has not agreed to cure prior to the Approval Date or that the Seller is not obligated to cure pursuant to the second sentence of Section 4.1.2 and that, in the event purchaser does not timely notify Seller of Objections or terminate this Agreement, all such Objections shall be deemed to be "Permitted Exceptions" for all purposes of this Agreement).

              4.1.2 If Purchaser notifies Seller within the Title Update Review Period, if applicable, of any Objections first raised in the Title Report Update, then within five (5) days after Seller's receipt of Purchaser's notice ("Seller Response Period"), Seller shall notify Purchaser ("Seller's Title Notice") of the Objections which Seller agrees to satisfy on or prior to the Closing, at Seller's sole cost and expense, and of the Objections that Seller cannot or will not satisfy. Notwithstanding the foregoing sentence, Seller shall, in any event, be obligated to cure those Objections (i) that are monetary liens or security interests against the Project other than taxes and assessments not yet delinquent or (ii) that have been voluntarily placed against the Property by Seller after the date hereof and that are not otherwise permitted pursuant to the provisions hereof. If Seller (a) delivers Seller's Title Notice stating that Seller cannot or will not satisfy any such Objections first raised in the Title Report update or
(b) fails to send the Seller's Title Notice within the Seller Response Period, then Purchaser has the option on or prior to the date that is two (2) days after the delivery by the Seller of the Seller's Title Notice of either
(i) terminating this Agreement by delivering written notice thereof to Seller in which event it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 hereof and the rights of the parties shall be as set forth therein or (ii) it shall be deemed to have waived such Objections, in which event those Objections shall become "Permitted Exceptions".

              4.1.3 It is a condition to Purchaser's obligations to close that provided Purchaser shall meet the requirements of the Title Insurer and comply with its obligations under this Agreement including, without limitation, to pay the Purchase Price, the Title Insurer shall issue a standard American Land Title Association Owners Title Policy (on their current form but deleting the creditors' rights exception) (the "Title Policy") to Purchaser in the amount of the Purchase Price, insuring that Purchaser has good and indefeasible fee simple title to the Property, subject only to the Permitted Exceptions. Purchaser will pay for the Title Policy which shall include (a) limiting the standard parties in possession exception to the rights of other parties in possession under the Leases shown on
SCHEDULE 1.5 as same may be revised pursuant to the terms hereof, as tenants only, and (b) deleting any general mechanic's lien exception. The Title Policy shall contain such endorsements as reasonably required by Purchaser, provided that Seller shall have no obligation to take any action or provide any indemnity or agreement to Title Insurer to support the issuance of such endorsements, and Purchaser shall pay the costs for all such endorsements.

              4.1.4 In the event that Seller shall be unable to convey title to the Property as herein provided, Purchaser shall, at its election, either
(a) accept such title as Seller is able to convey without abatement or reduction of the Purchase Price or any credit or allowance on account thereof; or (b) terminate this Agreement. Upon such termination, the rights of the parties shall be as set forth in Section 3.3 hereof. Seller shall have no obligation or liability to Purchaser for any damages or other compensation which Purchaser may have sustained by reason of Seller's inability to convey title in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein contained, Seller shall not be required to bring any action or proceeding or take any other steps to remove any defects in or objections to title or to expend any monies therefor, nor shall Purchaser have any right of action against Seller therefor at law or in equity for damages or specific performance for Seller's inability to convey title in accordance with the terms of this Agreement, provided, however, the Seller shall satisfy any mortgage or other lien which may be satisfied by payment of a sum of money only, except for the liens for taxes and assessments not yet delinquent, and Seller shall remove at Closing any exceptions to title the Property created by the intentional acts of Seller after the date hereof which are in breach of this Agreement. In the event the Property is encumbered by any mortgage or other liens which may be satisfied by a sum of money only, except for the liens for taxes and assessments not yet delinquent, and which is not a Permitted Exception, Purchaser shall have the right, at the time of Closing, to apply a portion of the Purchase Price towards the payment and satisfaction of such mortgage or other liens and receive a credit against the Purchase Price for the amount so applied. Seller shall, however, have the right at its option, to remedy any title defects or objections and for such purpose shall be entitled to one or more adjournments of the Closing, but not for more than fifteen
(15) days beyond the date Purchaser gives written notice of such defect or objection. Purchaser's obligations shall remain in full force and effect in the meantime.

    4.2 Within five (5) business days after the Agreement Date, but only to the extent the same is actually in Seller's possession, Seller will deliver to Purchaser a copy of all service agreements, commission agreements, maintenance agreements, easement agreements, improvement agreements, license agreements, and other agreements related to or affecting the Property and not included as part of the title documents delivered pursuant to Section 4.1.1 hereof (collectively, the "Contracts"). Purchaser shall have until 5:00 p.m. Pacific Time on November 24, 1999, to either approve of any such Contracts, or to notify Seller in writing, specifying any Contracts which Purchaser desires be terminated on or before the Closing, and which, by their express terms, may be terminated on or before the Closing, (the "Disapproved Contracts"); provied, however, in no event shall Seller be required to terminate any Contracts which by their terms are not terminable prior to the Closing or otherwise not terminable without payment by Seller of a penalty, charge or premium. Seller shall have until 5:00 p.m. Pacific Time on November 29, 1999, to notify Purchaser, in writing, of its agreement to lawfully terminate such Disapproved Contracts prior to the Closing, with such Disapproved Contracts being terminated effective on or before the Closing. Those Contracts not expressly disapproved by Purchaser (collectively, the "Approved Contracts") shall be assigned by Seller to Purchaser at the Closing. Seller shall assign its rights and interests under the Approved Contracts to Purchaser at the Closing pursuant to the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as EXHIBIT D, and made a part hereof. Failure by Seller to agree to so terminate some or all of the Disapproved Contracts within the specified period shall be deemed to be a failure of this condition, unless Purchaser withdraws its disapproval or rejection, in writing, prior to the 5:00 p.m. (Pacific Time) on the Approval Date.

     4.3 FAILURE OF CONDITIONS. In the event that any or all of the Pre-Closing Conditions and/or the conditions set forth in this Section 4 are not satisfied or waived within the applicable time periods specified above, then Purchaser may terminate this Agreement by delivering written notice thereof to Seller on or before the expiration of said time periods. If Purchaser so elects to terminate this Agreement, the Deposit shall be returned to Purchaser and neither Purchaser nor Seller shall have any further liability or obligation to each other, except for the indemnities contained in Sections 3.2 and 18. Notwithstanding anything to the contrary contained herein, if Purchaser terminates this Agreement for failure of a Pre-Closing Condition or for any other reason. Purchaser shall deliver to Seller a copy of all materials, tests, audits, surveys, reports, studies and the results of any and all investigations and inspections conducted by Purchaser (excluding any proprietary materials) (collectively, the "Purchaser's Documents") and Purchaser shall also return to Seller any and all documents, leases, agreements, reports and other materials given to Purchaser by or on behalf of Seller (collectively, the "Seller's Documents") (the Purchaser's Documents and the Seller's Documents are collectively referred to herein as the "Due Diligence Materials") within ten (10) days after such termination of this Agreement. The foregoing covenants of Purchaser shall survive any such termination of this Agreement. If Purchaser fails to terminate this Agreement by delivering written notice thereof to Seller prior to 5:00 p.m. (Pacific
Time) on the Approval Date the Deposit shall become non-refundable to Purchaser. If the Pre-Closing Conditions and the conditions set forth in this
Section 4 are satisfied or waived by Purchaser but any or all of the Purchaser's Closing Conditions are not satisfied or waived by Purchaser on or before the date established for the Closing, then Purchaser shall notify Seller in writing of those Purchaser's Closing Conditions which have not been satisfied or otherwise waived by Purchaser (the "Purchaser's Closing Conditions Failure Notice"). Seller shall have three (3) business days after Purchaser has delivered to Seller the Purchaser's Closing Conditions Failure Notice (and the Closing shall be extended, if necessary to give Seller such three (3) business day period) to notify Purchaser in writing of Seller's election either to (a) take such actions as may be necessary to cure such matters to Purchaser's reasonable satisfaction prior to the date of Closing (as same may be extended), or (b) advise Purchaser that Seller will not cure such matters (the "Seller's Conditions Notice"). If Seller elects not to cure such matters, then within two (2) business days after Purchaser's receipt of the Seller's Conditions Notice (and the Closing shall be extended, if necessary to give Purchaser such two (2) business day period), Purchaser, at its sole option, may elect to do any of the following: (1) Purchaser may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event Seller shall promptly cause the return to Purchaser of the Deposit, and the parties shall have no further obligations hereunder except for Purchaser's Surviving Obligations; or (2) Purchaser may elect to waive the Purchaser's Closing Condition(s) in question and proceed with the purchase of the Property. If Purchaser elects to terminate the Agreement, neither party shall have any further liability or obligation hereunder except for Purchaser's Surviving Obligations. If Seller elects to cure such matters as set forth in the Purchaser's Closing Conditions Failure Notice, Seller shall promptly take any and all actions as may be necessary to cure same and the date of the Closing may be extended for a period of time reasonably acceptable to both Seller and Purchaser to enable Seller to accomplish same. Failure by Purchaser to notify Seller within the specified time periods set forth herein, shall be deemed an approval by Purchaser of each such matter, in which event all such conditions and contingencies shall be conclusively deemed to be satisfied and approved. If any of the Seller's Closing

Conditions are not satisfied or otherwise waived by Seller prior to the Closing Date, Seller may elect, in its sole and absolute discretion, to terminate this Agreement.

     SECTION 5.     CLOSING DATE

     The sale contemplated by this Agreement shall be consummated and closed at 8:00 a.m. (Pacific Time) on December 15, 1999 ("Closing Date") at the offices of the Title Insurer (or its agent), or at such earlier time or other place as the parties shall mutually agree. TIME SHALL BE OF THE ESSENCE WITH RESPECT TO PURCHASER'S and SELLER'S OBLIGATION TO CLOSE ON THE CLOSING DATE subject, however, to Seller's rights to adjourn the Closing Date expressly set forth in this Agreement. The consummation and the closing of the purchase and sale of Project as contemplated by this Agreement, including, without limitation, the recordation of the grant deed, is herein referred to as the "Closing".

     Seller's obligation to sell the Property is conditioned upon the satisfaction (or Seller's written waiver) on or prior to the Closing Date of the following conditions:

                    (i) There shall exist on the Closing Date no pending order or decree from any governmental authority or entity prohibiting, enjoining or restraining Purchaser from consummating the transactions contemplated hereby with respect to the Property;

                    (ii) Purchaser shall have paid to Seller in cash the balance of the Purchase Price;

                    (iii) The Purchaser shall have a signed a Natural Hazard Disclosure Statement, substantially in the form of EXHIBIT F, which shall serve to acknowledge Purchaser's receipt from the Seller of such Natural Hazard Disclosure Statement and the Purchaser's understanding thereof; and

                    (iv) Purchaser shall not otherwise be in material default of its obligations hereunder.

     SECTION 6.     "AS IS, WHERE IS AND WITH ALL FAULTS"

                    6.1 The Purchaser has made, and shall make, such investigations and inspections of the Project and the books and records relating thereto to satisfy itself as to all matters relating to its purchase of the Project and Purchaser shall purchase the Project in "AS IS, WHERE IS AND WITH ALL FAULTS" condition, at the date hereof, subject to normal wear and tear until Closing (consistent with Seller's obligations in Section 10 hereof) and subject to casualty damage as herein provided.

     This Agreement and the Exhibits and Schedules attached hereto contain all the terms of the agreement entered into between the parties, and Purchaser acknowledges that neither Seller nor any representatives of Seller has made any representations or held out any inducements to Purchaser, other than those herein expressed. Without limiting the generality of the foregoing Purchaser has not relied on any representations or warranties and neither Seller nor its representatives has made any representations or warranties other than as expressly set forth herein, in either case express or implied, as to (i) the current or future real estate tax liability, assessment or valuation of the Property; (ii) the potential qualification of the Property for any and all benefits conferred by federal, state or municipal laws, whether for subsidies, special real estate tax treatment, insurance, mortgages, or any other benefits, whether similar or dissimilar to those enumerated; (iii) the compliance of the Property, in its current or any future state, with applicable zoning ordinances and the ability to obtain a change in the zoning or a variance in respect to the Property's non-compliance, if any, with said zoning ordinances; (iv) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Property from any source, including but not limited to, state, city, or federal government or any institutional lender; (v) the current or future use of the Property; (vi) except as set forth in, and subject to the limitations set forth in, the NHDS, whether any Real Property lies within a special flood hazard area, regulated wetlands, an area of potential flooding, a very high hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone; or (vii) the physical condition of the Property including, without limitation, any environmental conditions (including, without limitation, the presence of asbestos or other hazardous materials) which may exist.

     Without limiting the above, and subject to the limitation expressly set forth in the third to last paragraph of this Section 6.1, the Purchaser, on behalf of itself and its respective agents, present and former officers, directors, shareholders, partners, employees, parent and subsidiary affiliates, predecessors, affiliates, related entities, successors, subrogees, and assigns, and anyone acting in concert with or claiming rights derivative of any of them (collectively, the "Purchaser Parties"), waives its right to recover from, and forever releases and discharges, and covenants not to sue each of Seller and Lincoln-Whitehall Pacific, L.L.C. ("Lincoln-Whitehall"), and its respective direct and indirect owners, partners, members, property management company (including the general partners, officers, directors, members, shareholders, employees or agents thereof), principals, officers, directors, trustees, beneficiaries, agents, predecessors, servants, employees, successors, assigns, heirs, administrators, attorneys, subsidiaries, affiliated companies, insurance carriers, representatives and adjusters, and all other persons, corporations, or associations related to or acting in conjunction with, Seller or Lincoln-Whitehall (each a "Seller Party" and collectively, the "Seller Parties") from any and all Claims (as hereinafter defined) arising from or relating to the physical condition of the Property, the lease or occupation by the tenants of the Property or any law or regulation applicable thereto, including, without limitation, the future assumption of responsibility for the presence or alleged presence of asbestos or harmful, hazardous or toxic substances in, on, under or about the Property, including, without limitation, any claims under or on account of (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as the same may have been or may be amended from time to time, and similar state statutes, and any rules and regulations promulgated thereunder, (ii) any other federal, state or local law, ordinance, rules or regulation, now or hereafter in effect, that deals with or otherwise in any manner relates to, environmental or health and safety matters of any kind, or (iii) this Agreement or the common law.

     In furtherance of the releases set forth in this section, Purchaser (for itself and on behalf of the Purchaser Parties) hereby expressly waives to the maximum extent legally permissible any and all rights or benefits conferred by any law that is inconsistent with the waiver and release contained in this
Section 6.1 and expressly consents that each such waiver and release shall be given full force and effect according to each and all of its express terms and conditions, including, without limitation, those relating to unknown and unsuspected Claims (as hereinafter defined), if any, as well as those relating to any other Claims set forth herein.

     THE PURCHASER ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER CLAIMS OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH IT NOW KNOWS OR BELIEVES TO
EXIST WITH RESPECT TO THE SUBJECT MATTER OF THE RELEASES AND WHICH, IF KNOWN OR SUSPECTED AT THE TIME OF EXECUTING THIS AGREEMENT, MAY HAVE MATERIALLY AFFECTED THE RELEASES. NEVERTHELESS, THE PURCHASER (FOR ITSELF AND ON BEHALF OF THE PURCHASER PARTIES) HEREBY WAIVES ANY RIGHT, CLAIM OR CAUSE OF ACTION THAT MIGHT ARISE AS A RESULT OF SUCH DIFFERENT OR ADDITIONAL CLAIM OF FACTS. THE PURCHASER ACKNOWLEDGES THAT IT UNDERSTANDS THE SIGNIFICANCE AND CONSEQUENCE OF SUCH RELEASES AND THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL IN CONNECTION WITH SUCH RELEASES AND SPECIFIC WAIVER.

     IN CONNECTION WITH THE RELEASES CONTAINED HEREIN, THE PURCHASER (FOR ITSELF AND ON BEHALF OF THE PURCHASER PARTIES) EXPRESSLY WAIVES THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES AS FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW
OR EXPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH
IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."


               INITIALS OF SELLER. [ILLEGIBLE] INITIALS OF PURCHASER
---------------                    ----------


     As used in this Agreement, "Claims" mean any claim, demand, lien, agreement, contract, covenant, action, suit, cause of action (whether based on statutory or common law theories), obligation, loss, cost, expense (including, without limitation, reasonable attorneys' fees (whether or not litigation is commenced), penalty, damages, order or other liability, of any kind whatsoever, whether at law or in equity, fixed or contingent, known or unknown, and whether accruing prior to the date hereof, now or in the future.

     The provisions of this Section 6 shall survive the Closing and conveyance of title to the Property.

     SECTION 7.     SATISFACTION OF LIENS

     If on the Closing there are any monetary liens or encumbrances on the Property which Seller is obligated to pay and discharge, Seller may use or instruct the Title Insurer to use any cash portion of the Purchase Price for the Property to satisfy the same, provided that Seller shall have delivered to Purchaser or the Title Insurer on or before the Closing, instruments in recordable form sufficient to satisfy such liens and encumbrances of record, together with the cost of recording or filing said instruments. The existence of any such liens or encumbrances shall not be deemed objections to title if Seller shall comply with the foregoing requirements and shall cause each of such liens and encumbrances to be discharged at or prior to Closing or cause the Title Insurer to insure against collection of the same out of the Property, which insurance against collection shall be subject to Purchaser's consent not to be unreasonably withheld. Nothing herein shall be deemed to modify the provisions of Section 4.1 of this Agreement.

     SECTION 8.     VIOLATIONS

     Seller shall have no obligation or liability with respect to any violations of any laws, ordinances, statutes, codes, rules or regulations relating to the Property ("Violations").

     SECTION 9.     REPRESENTATIONS, WARRANTIES AND COVENANTS

             9.1 Subject to the information disclosed or contained in the Disclosure Items (as defined herein), in the Due Diligence Materials, or in any third party or other reports or similar documents received or prepared by Purchaser in connection with its investigation of the Properties, Seller hereby represents and warrants for the exclusive benefit of Purchaser as of the date hereof as follows:

                    9.1.1 Seller is duly organized, validly existing and in good standing under the laws of the State of its organization and is entitled to and has all requisite power and authority to own and operate its assets as they are presently owned and operated.

                    9.1.2 The execution of this Agreement by Seller, the consummation of the transactions herein contemplated, and the execution and delivery of all documents to be executed and delivered by Seller pursuant hereto, have been duly authorized by all requisite action on the part of Seller and this Agreement has been, and all documents to be delivered by Seller pursuant hereto will be, duly executed and delivered by Seller and is or will be, as the case may be, binding upon and enforceable against it in accordance with their respective terms.

                    9.1.3 Neither the execution of this Agreement nor the carrying out of the transactions contemplated herein will result in any violation of or be in conflict with the instruments pursuant to which Seller was organized and/or operates or any applicable law, rule or regulation of any public, governmental or quasi-governmental agency or authority, or of any instrument or agreement to which Seller is a party, nor will it result in the creation or imposition of any lien on the Property nor will it result in the termination or the right to terminate any agreement to which Seller is a party or which affects the Property and no consent or approval of any third party is required for the execution of this Agreement or the carrying out of the transactions contemplated herein.

                    9.1.4 Attached hereto as SCHEDULE 9.1.4 is a list of all material agreements, instruments and understandings (excluding the Leases and Permitted Exceptions) to which Seller is party and which affect the Property. The property management agreement with Legacy Partners Commercial, Inc. (formerly known as Lincoln Property Company N.C., Inc. and LPC MS Inc.) shall be terminated by Seller on the Closing.

                    9.1.5 Seller is not a foreign person (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder).

             Except for any material changes made in compliance with Section 10 hereof, if any of the foregoing representations and warranties shall change in any way which would have a material adverse affect on the Property, the income derived therefrom, the expenses relating thereto, or the operation thereof, Purchaser shall have the right to terminate this Agreement within the shorter of five (5) days of Purchaser's obtaining actual knowledge of any such change or the time then remaining to Closing. If Purchaser timely exercises its right to terminate this Agreement it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 hereof and the rights of the parties shall be as set forth therein. If Purchaser fails to timely exercise its right to terminate this Agreement as provided above, this Agreement shall remain in full force and effect. The provisions of this Paragraph shall not survive the Closing. For purposes hereof, "material adverse affect" shall mean a change that in the aggregate would have an adverse effect on the Property, the income derived therefrom and/or the expenses related thereto in excess of Fifty Thousand Dollars ($50,000).

             Notwithstanding anything to the contrary contained herein, Seller makes no representations or warranties with respect to the matters (the "Disclosure Item") set forth in SCHEDULE 1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, Seller shall have no liability with respect to the Disclosure Items.

             9.2 Purchaser hereby warrants and represents for the sole and exclusive benefit of Seller as follows:

             (a) Purchaser is, and will continue to be at all times until the Closing, a California corporation, duly organized and validly existing in the state of its formation and will at Closing be in good standing under the laws of the State in which the Project is located. Purchaser is and shall continue to be entitled to and has and shall continue to have all requisite power and authority to own and operate its assets as they are presently owned and operated.

             (b) The execution of this Agreement by the Purchaser has been duly authorized by all requisite action on the part of the Purchaser and this Agreement is binding upon and enforceable against the Purchaser in accordance with its terms. The consummation of the transactions contemplated herein and the execution and delivery of all documents to be executed and delivered by the Purchaser pursuant hereto have or will (if Purchaser elects to proceed with the transaction in accordance with this Agreement), prior to the Closing Date, be duly authorized by all requisite action on the part of the Purchaser and all such documents to be executed and delivered by the Purchaser pursuant hereto will be duly executed and delivered by it and will be binding upon and enforceable against the Purchaser in accordance with their respective terms.

             (c) Neither the execution of this Agreement nor the carrying out by the Purchaser of the transactions contemplated herein will result in any violation of or be in conflict with the Articles of Organization or By-Laws of the Purchaser, or any applicable law, rule or regulation of any public, governmental or quasi-governmental agency or authority, or of any instrument or agreement to which the Purchaser is a party and no consent or approval of any governmental authority or third party is required for the execution of this Agreement or the carrying out by Purchaser of the transactions contemplated herein.

             (d) Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing, of any involuntary petition by Purchaser's creditors,
(iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser's assets,
(v) admitted in writing its inability to pay its debts as they come due, or
(vi) made an offer of settlement, extension or composition to its creditors generally. Purchaser has, and as of the Closing Date will have, sufficient funds to pay the Purchase Price and consummate the transactions contemplated by this Agreement.

             (e) Purchaser (i) is a sophisticated investor, (ii) is represented by competent counsel, (iii) understands the assumptions of risk and liability set forth in this Agreement and that, prior to Closing, Purchaser and its agents will have inspected the Property, fully observed the physical characteristics and condition of the Property, including without limitation, the suitability of the topography, the availability of water rights or utilities, the present and future zoning, subdivision and any and all other land use matters, the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters, the purpose(s) to which the Property is suited, drainage, flooding, access to public roads, and proposed routes or roads or extensions relative to the Property, and (iv) understands that it will have no recourse whatsoever against the Seller or its Affiliates.

             9.3    The representations and warranties set forth in Section
9.1 and Section 9.2 hereof shall not survive the Closing; PROVIDED that the representation contained in Section 9.2(e) shall survive the Closing. Notwithstanding anything to the contrary contained herein, if prior to the Closing, Purchaser has actual knowledge that any representation or warranty of Seller set forth in this Agreement (including, without limitation, any of the representations and warranties in Section 9.1) is not true, and nevertheless Purchaser proceeds to close the transaction, then Purchaser shall be deemed to have irrevocably and unconditionally waived its rights to assert any claim against Seller after the Closing with respect to any misrepresentation of which it had actual knowledge prior to the Closing. For purposes of this Section 9.3, Purchaser shall be deemed to have actual knowledge of the contents of the Due Diligence Materials, the Disclosure Items and all information specifically delivered to Purchaser or made available to Purchaser. The provisions of the preceding sentence shall survive the Closing.

     SECTION 10.  OPERATION OF PROPERTY TO CLOSING

             10.1 From the date hereof until the Closing, or the termination of this Agreement, whichever shall first occur, (a) Seller shall continue to operate the Property in the manner in which it presently operates the Project; (b) Seller will maintain the existing insurance covering the Property or if any of such policies is expiring such policies shall be replaced with new policies containing similar coverage provided the same is available; (c) Seller shall not place any mortgage or any other encumbrance on the Property and Seller will not remove any of the Fixtures unless it replaces the same with Fixtures of similar quality and (d) Seller will continue to do routine repairs to the Property in the same manner in which such repairs are presently made. If required to comply with its obligations contained in subdivisions (a) and (d) of the preceding sentence, Seller, to the extent required by the terms of the Leases, spend up to the aggregate sum of Ten Thousand Dollars ($10,000) for capital repairs and replacements to the Property. Notwithstanding anything to the contrary contained herein, Seller shall not be obligated to make any capital repairs and replacements to the Property exceeding the aggregate sum of Ten Thousand Dollars ($10,000) in order to comply with its obligations herein. In the event Seller would need to make such an expenditure in excess of Ten Thousand Dollars ($10,000) to comply with the foregoing provisions of subdivision 10.1(a) and (d) of the first sentence of this Section 10.1 and the terms of the Leases and it shall be unwilling to do so, then Purchaser shall have the right either (a) to terminate this Agreement as provided in Section 3.3 hereof as its sole and exclusive remedy or (b) to close on the acquisition of title to Property and receive a credit towards the Purchase Price in the amount of Ten Thousand Dollars ($10,000).

             10.2 Between the date hereof and the Closing, the Seller shall not enter into any new Contract without the prior written approval of the Purchaser nor shall it amend, modify, extend or terminate any Contract without the prior written approval of the Purchaser, unless such amendment, modification, extension or termination is expressly provided for in the applicable Contract or unless with respect to the extension or replacement of a Contract it is on terms generally similar to the existing arrangement and may be terminated by Purchaser on not more than thirty (30) days' notice without any penalty.

     SECTION 11.  CLOSING DOCUMENTS

             11.1 At the Closing, Seller shall execute where appropriate and deliver the following documents to the Title Insurer.

                    11.1.1 a grant deed in the proper form for recording and meeting the requirements of the Title Insurer;

                    11.1.2 an assignment of Seller's interest in the Leases in the form of EXHIBIT B attached hereto and made a part hereof together with the original copies or photocopies of the same (to the extent they are in writing);

                    11.1.3 an assignment of assignable warranties, permits, contracts, general intangibles (including, without limitation, trade names, to the extent provided herein) and other items transferring Seller's right, title and interest in and to Assignable Warranties, Permits, Contracts and General Intangibles (including, without limitation, trade names, to the extent provided herein) if any, in the form of EXHIBIT D attached hereto and made a part hereof duly executed by Seller;

                    11.1.4 a FIRPTA Affidavit of Seller stating that Seller is not a foreign person (as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder) and a California 590 Certificate;

                    11.1.5 a Natural Hazard Disclosure Statement, substantially in the form of EXHIBIT F, in respect of the Property described on EXHIBIT A, which the Purchaser shall sign to acknowledge Purchaser's receipt from the Seller of such Natural Hazard Disclosure Statement and the Purchaser's understanding thereof; and

                    11.1.6 copies of any "As-Built" surveys commissioned by Seller and in Seller's possession on the Closing Date;

                    11.1.7 such other instruments and documents which shall be useful and necessary in connection with the transaction herein contemplated and which do not impose any liability not agreed to in this Agreement.

             11.2 At the Closing, the Purchaser shall execute and deliver the following documents in addition to payment of the balance of the Purchase
Price:

                    11.2.1 reasonable evidence of Purchaser's authority to execute and deliver this Agreement and the documents to be delivered by it pursuant thereto.

                    11.2.2 an instrument of assumption of all of Seller's obligations under the Leases in the form of EXHIBIT B.

                    11.2.3 an instrument acknowledging the assignment of the Assignable Warranties, Permits, Contracts and General Intangibles in the form of EXHIBIT D.

                    11.2.4  [intentionally omitted].

                    11.2.5 a Purchaser's "AS-IS" Certificate in the form of EXHIBIT E.

                    11.2.6 a countersigned copy of the Natural Hazard Disclosure Statement.

                    11.2.7 such other instruments or documents which shall be useful and necessary in connection with the transaction herein contemplated.

     SECTION 12. PRORATIONS AND COSTS

             12.1 PRORATIONS. Purchaser and Seller shall apportion (based on the actual number of days in a calendar month) as of 12:01 a.m. on the day of the Closing (except as may otherwise be herein provided), the items hereinafter set forth. Any errors or omissions in computing apportionments at Closing shall be promptly corrected after Closing. The obligations set forth in this Section 12 shall survive the Closing. The items to be adjusted are:

                    12.1.1 City, state, county, school, real property taxes and other assessments for the fiscal year of sale (such apportionment shall be based upon the latest assessment available); should such proration be inaccurate based on the actual tax bills, if the same has not been received by the date of the Closing, either party may demand after the date of Closing, and shall be entitled to receive upon demand, a payment correcting any inaccurate apportionment favoring the other party,

                    12.1.2 All rent and other tenant charges to the extent that any rent or other tenant charges have been collected at Closing. From and after the Closing Date, Seller shall have and hereby reserves the right to pursue any remedy against the tenant of the Property in the event it owes rent or other charges with respect to the period prior to the Closing. The provisions of this Paragraph shall survive the Closing.

                    12.1.3 All other income and ordinary operating expenses of the Project including, without limitation, maintenance and other service charges and all other normal operating charges with respect to the Project shall be prorated at the Closing effective as of the Closing Date, and appropriate cash adjustments shall be made by Purchaser.

                    12.1.4 At the Closing, Purchaser shall receive a credit against the Purchase Price equal to the amount of the tenant security deposit(s), if any, and the Seller shall be entitled to retain such security deposits. At the Closing, the Purchaser shall assume all bonds and assessments relating to the Property.

                    12.1.5 If, at the time of the delivery of the deed, the Property or any part thereof shall have been affected by an assessment or assessments, which are or may become payable in annual installments, of which the first installment is then a charge or lien, then for the purposes of this Agreement, all the unpaid installments of any such assessment due and payable in calendar years prior to the year in which the Closing occurs shall be paid by the Seller and all installments becoming due and payable after the delivery of the deed shall be assumed and paid by the Purchaser, except, however, that any installments which are due and payable in the calendar year in which the Closing occurs shall be adjusted pro rata.

             12.1.6 At the Closing, Purchaser shall reimburse Seller for the amount of any transferable utility or other deposits (other than security deposits which are covered by Section 12.1.4) assigned to Purchaser.

     12.2 COSTS. Seller shall pay any City and County transfer taxes applicable to the sale, one-half (1/2) of the escrow fee and the recording charges for recording the Deed. Purchaser shall pay the costs of obtaining the ALTA title insurance policy, the cost of any endorsements, and one-half (1/2) of the escrow fee. Any other costs and expenses of the sale of the Property and the escrow therefor shall be paid according to local custom.

     12.3 TAX CERTIORARI PROCEEDINGS. Seller is hereby authorized, but not obligated, to (a) commence (prior to the Closing Date) or continue (after the Closing Date) any proceeding for the reduction of the assessed valuation of the Property for any tax year which, in accordance with the laws and regulations applicable to the Property, requires that, to preserve the right to bring a tax certiorari proceeding with respect to such tax year, such proceeding be commenced prior to the Closing Date and (b) endeavor to settle any such proceeding in Seller's discretion; PROVIDED, HOWEVER, that if such proceeding is (i) for a tax year in which the Closing Date occurs or would affect such tax year or any subsequent tax year, such settlement shall not be made without Purchaser's prior consent, which consent shall not be unreasonably withheld or delayed, and (ii) for a tax year which commences after the Closing Date, the right to continue and settle such proceeding, including, without limitation, any contracts or agreements with tax certiorari counsel with respect to any such tax year, shall be deemed assigned to Purchaser at the Closing. After the Closing, (i) Seller shall retain all rights (subject to any rights of any tenant under its Lease) with respect to any tax year ending prior to the tax year (and all refunds relating thereto) in which the Closing Date occurs, and shall have the sole right to participate in and settle any proceeding relating thereto (PROVIDED, that such settlement does not affect the assessed tax value for any subsequent tax year), and (ii) Purchaser shall have all rights with respect to any tax year (and all refunds relating thereto) which ends after the Closing Date; PROVIDED, HOWEVER, that if the proceeding is for a tax year in which the Closing Date occurs, such settlement shall not be made without Seller's prior consent, which consent shall not be unreasonably withheld or delayed. With respect to any such proceeding for a tax year in which the Closing Date occurs (whether commenced by Seller or Purchaser), any refund or credit of taxes for such tax year shall be applied first to the unreimbursed out-of-pocket expenses, including reasonable counsel fees, necessarily incurred in obtaining such refund or credit, and second, to any tenant entitled to same, and the balance shall be apportioned between Seller and Purchaser as of the Closing Date in accordance with the proportion of the applicable tax year occurring before and after the Closing Date. In each case, the party which commenced the proceeding shall deliver to the other copies of receipted tax bills and any decision or settlement agreement evidencing the reduction in taxes. If any refund shall be received by Seller which is for the account of Purchaser as provided in this Section 12.3, then Seller shall hold Purchaser's share thereof in trust for Purchaser and, promptly upon receipt thereof, pay such share to Purchaser or any other party entitled to same as provided above. If any refund shall be received by Purchaser which is for the account of Seller as provided in this Section 12.3, then Purchaser shall hold Seller's share thereof in trust for Seller and, promptly upon receipt thereof, pay such share to Seller or any other party entitled to same as provided above. Each party shall execute any and all consents or other documents as may be reasonably necessary to be executed by such party so as to permit the other party to commence or continue any tax certiorari proceeding which such other party is authorized to commence or continue pursuant to the terms of this Section 12.3 or to collect any refund or credit with respect to any such tax proceeding. The provisions of this Section 12.3 shall survive the Closing.

     SECTION 13.    BROKERAGE

     Seller and Purchaser represent and warrant to each other that no broker or finder, other than CB Richard Ellis and Cushman & Wakefield, was instrumental in arranging or bringing about this transaction and that there are no claims or rights for brokerage commissions or finder's fees in connection with the transactions contemplated hereby by any person or entity other than CB Richard Ellis and Cushman & Wakefield, whose fee shall be the sole responsibility of Seller pursuant to separate agreements between Seller and CB Richard Ellis and between Seller and Cushman & Wakefield. If any person brings a claim for a commission or finders' fee based upon any contact, dealings or communication with Purchaser or Seller, then the party through whom such person makes its claim shall defend the other party (the "INDEMNIFIED PARTY") from such claim, and shall indemnify the Indemnified Party and hold the Indemnified Party harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Indemnified Party in defending against the claim. In addition, Purchaser hereby agrees to indemnify and hold harmless each Seller Party from any and all Claims resulting from any claim made by any Person for a brokerage commission, finders' fee or similar fee arising out of or relating to any action taken (or any communication made) by Purchaser, or any of its agents, employees or contractors, in connection with the proposed resale by Purchaser of any Property or the marketing of such Property by Purchaser or by any Person on behalf of Purchaser. The provisions of this Section 13 shall survive the Closing or, if the Closing does not occur, any termination of this Agreement.

     SECTION 14.  NOTICES

     All notices or other communications hereunder to either party shall be
(i) in writing and shall be deemed to be given on the third business day after deposit of both the original to the party and copy(ies) to the party's counsel and other addresses as provided after the signatures below in a regularly maintained receptacle for the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as provided hereinafter, and (ii) addressed as set forth on the signature page of this Agreement.

     Notices may also be given by facsimile to the facsimile numbers set forth on the signature page hereto, with the original notice being mailed or by overnight courier service or United States Express Mail, in which event, the notice shall be deemed delivered on the date of facsimile (provided there is confirmation of delivery) or on the next business day in the event overnight courier service or United States Express Mail (in each case with next business day delivery specified) is used.

     SECTION 15.  DAMAGE OR DESTRUCTION PRIOR TO CLOSING AND CONDEMNATION

           15.1 If prior to the Closing, the Project is damaged or destroyed by fire or other casualty but the Project is not "materially damaged or destroyed" by such fire or other casualty, the Purchaser shall be required to perform this Agreement and shall be entitled to the insurance proceeds received by Seller or payable pursuant to the policies of insurance maintained by Seller plus a credit against the Purchase Price in the amount of the applicable insurance deductible and, if applicable, any uninsured amount (i.e., the reasonably estimated cost of repair of the damage and destruction, which cost is not reimbursable by insurance coverage) or self-insured retention, LESS any sums reasonably expended by Seller prior to the Closing for the restoration or repair of the Property and/or in collecting such insurance proceeds or condemnation awards. If the Project is materially damaged or destroyed by fire or other casualty, the Purchaser may terminate this Agreement on written notice to the Seller given within ten (10) days after Purchaser receives written notice of the occurrence of such fire or casualty. If Purchaser shall exercise such option, it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 hereof and the rights of the parties shall be as set forth therein. If Purchaser does not exercise such option to terminate, the Agreement shall remain in full force and effect in accordance with its terms and Purchaser shall be entitled to the proceeds of insurance as provided in the first sentence of this Section 15.1 and a credit against the Purchase Price in the amount of the applicable insurance deductible. In no event shall the Purchaser be entitled to any abatement or reduction of the Purchase Price by reason of such damage. In the event of any damage by fire or other casualty the determination as to whether such damage or destruction is material shall be made by an engineer or contractor designated by Seller and approved by Purchaser, provided, however, Purchaser shall not unreasonably withhold or delay such approval and if, it shall disapprove, Purchaser shall give the reasons for such disapproval. For purposes hereof, the Project shall be deemed "materially damaged or destroyed" if the cost of repair and restoration of such damage or destruction is greater than One Million Dollars ($1,000,000).

           15.2 In the event proceedings to condemn the Property or any material portion thereof (including, without limitation, the parking structure or any access to the Property) are commenced before the Closing, the Purchaser shall have the right to terminate this Agreement in which event it shall be deemed that Purchaser terminated this Agreement pursuant to Section 3.3 hereof and the rights of the parties shall be as set forth herein. In the event Purchaser does not elect to terminate this Agreement, Seller shall assign to Purchaser, at the Closing, all of Seller's right, title and interest in and to any condemnation proceeds payable with respect to the Property.


     SECTION 16.   REPORTING REQUIREMENTS

     Purchaser and Seller shall each deposit such other instruments as are reasonably required by the Title Insurer or otherwise required to close the escrow and consummate the purchase and sale of the Property in accordance with the terms hereof, including, without limitation, an agreement designating Title Insurer as the "Reporting Person" for the transaction pursuant to
Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder, and executed by Seller,

Purchaser and Title Insurer. Such agreement shall comply with the requirements of Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.



     SECTION 17.   MISCELLANEOUS

           17.1 This Agreement constitutes the entire Agreement between the parties. This Agreement cannot be changed, modified, waived or terminated orally but only by an agreement in writing signed by the parties hereto. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, personal representatives and permitted successors and assigns.

           17.2 (a) IF THE SALE IS NOT CONSUMMATED DUE TO ANY DEFAULT BY PURCHASER HEREUNDER OR THE FAILURE BY PURCHASER TO SATISFY THE CONDITIONS TO SELLER'S OBLIGATION REQUIRED TO BE SATISFIED BY PURCHASER PRIOR TO THE CLOSING DATE, THEN SELLER SHALL RETAIN THE DEPOSIT, AND ANY INTEREST ACCRUED THEREON, AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE DUE TO PURCHASER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. SELLER'S RETENTION OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. BY PLACING THEIR INITIALS BELOW EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. THE FOREGOING IS NOT INTENDED TO LIMIT ANY INDEMNIFICATIONS GIVEN BY PURCHASER IN THIS AGREEMENT OR PURCHASER'S OBLIGATIONS TO PAY COSTS SET FORTH IN SECTION 12.2.


      INITIALS:  SELLER                        PURCHASER: /s/ [ILLEGIBLE]
                       --------------------              ---------------------


                 (b) In the event Purchaser shall be ready, willing and able to close and shall have performed or tendered performance of all of its obligations in a timely manner and Seller shall default in its obligations under this Agreement, the parties hereto agree that Purchaser's remedy shall be limited to the termination of this Agreement as set forth in Section 3.3 hereof or to specific performance of this Agreement. Expect for any liability or obligation of Seller expressly provided for in Section 9.1 (subject to the limitations thereon set forth in Section 9.3 and elsewhere in this Agreement) or in Section 13 of this Agreement, Purchaser hereby unconditionally and irrevocably waives, to the greatest extent permitted by law, any claim for damages against Seller arising out of this Agreement including, without limitation, any claim arising out of any default or misrepresentation by Seller hereunder.

                 (c) In the event of a default by either party hereto which becomes the subject of litigation, the losing party agrees to pay the reasonable legal fees to the prevailing party. The provision of this Section shall survive the Closing or the termination of this Agreement.

           17.3 Time shall be of the essence of the obligations of the parties under this Agreement; provided, however, if the final date of any period set forth herein (including, but not limited to, the Closing Date) falls on a Saturday, Sunday or legal holiday under the laws of the State in which the Project is located, or the United States of America, the final date of such period shall be extended to the next day that is not a Saturday, Sunday or legal holiday. The term "days" as used herein shall mean calendar days, with the exception of "business days", which term shall mean each day except for any Saturday, Sunday or legal holiday under the laws of the State in which the Project is located or the United States of America.

           17.4 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same original, and the execution of separate counterparts by Purchaser and Seller shall bind Purchaser and Seller as if they had each executed the same counterpart.

           17.5 This Agreement shall be governed, construed and enforced in accordance with the laws of the State of California.

           17.6 No agreements or covenants to perform any obligation or representations and warranties contained in this Agreement shall survive the delivery of the deed except as expressly provided herein. Acceptance of the deed is an acceptance of all of the obligations of the Seller hereunder except such as may expressly be stated to survive the Closing.

           17.7 The headings used in this Agreement are for convenience only and do not constitute substantive matters to be considered in construing same.

           17.8 The parties agree that neither this Agreement nor any memorandum or notice thereof shall be recorded.

           17.9 This Agreement may not be assigned by the Purchaser, without the consent of the Seller, provided, that the Purchaser may assign its rights or obligations under this Agreement to a wholly-owned subsidiary of Purchaser that is reasonably satisfactory to Seller (which wholly-owned subsidiary shall not be permitted to assign its rights or obligations under this Agreement) that executes and delivers to Seller an assignment and assumption instrument acceptable to Seller pursuant to which the Purchaser assigns all of its rights, title and interest in and to this Agreement to the assignee (including all rights to the Deposit and all interest earned thereon) and the assignee assumes and agrees to be bound by all of the obligations of the Purchaser under this Agreement and the Confidentiality Agreement. In connection with any assignment pursuant to the terms hereof, the assignee shall reconfirm in a written instrument reasonably acceptable to Seller and delivered to

Seller concurrently with or prior to the assignment, said representations and warranties as applied to the assignee. No other assignment of this Agreement shall be permitted except upon the prior written consent of Seller. No assignment of this Agreement shall release the Purchaser herein; provided that the assignor shall be released with respect to its obligation to consummate the transactions contemplated herein. No assignment shall excuse timely payment by Purchaser or its assignee hereunder.

           17.10 Submission of this form of Agreement for examination shall not bind Seller in any manner nor be construed as an offer to sell and no contract or obligations of Seller shall arise until this instrument is executed by both Seller and Purchaser and delivery is made to each and the Deposit has been received by the Escrow Agent.

           17.11 The obligations of Seller are intended to be binding only on the Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of Seller or its investment manager.

    SECTION 18. CONFIDENTIALITY

    The Purchaser will maintain strict confidentiality of all aspects of this Agreement including, without limitation, any information obtained through the due diligence process (including, without limitation, any papers, documents, data, plans or other information or materials provided by Seller or its affiliates or agents concerning the Project and any memoranda, reports, summaries, or together documents, writings or recordings relating to the Project or to such information (the "Evaluation Material")). The Purchaser agrees that such information and Evaluation Material will be used for no purpose other than evaluating a possible transaction involving the Purchaser, as a principal, exclusively for its own account, and not as a broker, finder or similar agent for any other person, and that, except as may be agreed in writing by the Seller, the Purchaser will not copy or duplicate any Evaluation Material. In addition, the Purchaser agrees that the Purchaser and the Related Parties (as defined below) of the Purchaser will not, without the prior written consent of Seller, disclose to any person (other than a person authorized hereunder), the fact that the Evaluation Material has been made available to the Purchaser, that discussions or negotiations between the Purchaser and the Seller are now taking place or will take place, or any of the terms, conditions or other facts with respect to the possible acquisition of the Project.

         In furtherance of the foregoing, except as may be required by law or as may be necessary to evaluate the Property for Purchaser's acquisition and financing therefor, Purchaser will not divulge any such information or the Evaluation Material to other persons or entities including, without limitation, appraisers, real estate brokers, or competitors of Seller. Notwithstanding the foregoing, Purchaser shall have the right to disclose information with respect to the Property to officers, directors, employees, attorneys, accountants, environmental auditors, engineers, permitted assignees under this Agreement and other consultants (collectively, "Related Parties") to the extent necessary for Purchaser to evaluate its acquisition of the Property provided that all Related Parties are told that such information is confidential and agree (in writing for any third party engineers, environmental auditors or other consultants) to keep such information confidential.

         The Purchaser agrees that the Seller will have no adequate remedy at law if the Purchaser were to violate any of the terms of this Section 18. Accordingly, in the event of such a breach by the Purchaser, the Seller and its affiliates have the right, in addition to any other right the Seller and its affiliates may have, to seek injunctive relief to restrain any breach or threatened breach by us or specific enforcement of such terms. The Purchaser further agrees that it shall be responsible to the Seller and the Seller Parties for any breach by the Purchaser or any of the Purchaser Related Parties of the terms of this Section 18.

         Although the Seller has endeavored to include in the Evaluation Material information known to it which it believe to be relevant for the purpose of the Purchaser's investigation, the Purchaser understands and acknowledges that neither the Seller nor any of the Seller Parties makes any representation or warranty to us as to the accuracy or completeness of the Evaluation Material. The Purchaser further agrees that none of the Seller or any of the Seller Parties shall have liability to the Purchaser or any of the Purchaser's representatives or agents resulting from the use of or reliance on the Evaluation Material by the Purchaser or the Purchaser's representatives and agents. The Purchaser acknowledges that the Seller is not responsible to the Purchaser to determine whether toxic or hazardous wastes or substances or other undesirable materials are present at the Project and that it is solely the responsibility of the Purchaser to conduct investigations to determine the presence of such materials.

         Notwithstanding the foregoing, the Seller or the Purchaser may make a public announcement concerning the transactions contemplated by this Agreement to the extent required to comply with applicable law or regulation or the rules of a stock exchange on which the stock of the Purchaser is listed or quoted; PROVIDED, that the Purchaser shall provide the Seller with a copy of any such proposed announcement not less than two (2) business days prior to the scheduled release of such announcement and provide the Seller with the opportunity to approve such proposed release (such approval not to be unreasonably withheld).

         The provisions of this Section 18 shall survive the Closing or any termination of this Agreement. In the event that this Agreement is terminated, the Purchaser agrees to return all Evaluation Materials to the Seller immediately upon the request of the Seller and not to retain any copies, extracts or other reproductions, in whole or in part, of such Evaluation Materials.

         IN WITNESS WHEREOF, this Agreement has been entered into as of the day and year first above written.


                 SELLER:            WHLW Real Estate Limited Partnership

                                    By:  WHLW Gen-Par, Inc.
                                         General Partner


                                        By:
                                             ----------------------------------

                                        Its:
                                             ----------------------------------


                 PURCHASER:         Natrol Real Estate II, Inc.,
                                    a California corporation



                                    By: /s/ Dennis R. Jolicoeur
                                       ----------------------------------
                                        Dennis R. Jolicoeur

                                    Its: CFO
                                        ----------------------------------


                                    By:
                                       ----------------------------------

                                    Its:
                                        ----------------------------------

                          ADDRESS FOR NOTICES TO SELLER:

                          Legacy Partners Commercial, Inc.
                          4000 East Third Avenue, Sixth Floor
                          Foster City, CA 94404-1167
                          Attention: Robert Phipps and Darleen Barnes
                          Fax No.: (650) 235-2589 and (650) 572-9527

with a copy to:           Real Estate Law Group
                          2330 Marinship Way, Suite 211
                          Sausalito, CA 94965
                          Attention: Ann Gaffney Shores
                          Fax No.: (415) 331-7272

with a copy to:           Whitehall Street Real Estate Limited Partnership
                          85 Broad Street
                          New York, New York 10004
                          Attention: Mr. Adam Brooks
                          Facsimile number: 212-357-5505

and a copy to:            Whitehall Street Real Estate Limited Partnership
                          100 Crescent Court, Suite 1000
                          Dallas, Texas 75201
                          Attention: Mr. Paul Milosevich
                          Phone number: 214-855-6364
                          Facsimile number: 214-855-6305

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery or refusal of delivery.

                          ADDRESS FOR NOTICE TO PURCHASER:

                          Natrol Real Estate II, Inc.
                          21411 Prairie Street
                          Chatsworth, CA 91311
                          Attention: Elliott Balbert
                          Fax No.: (818) 739-6001
                          Phone No.: (818) 739-6000
with a copy to:           Arter & Hadden, LLP
                          5959 Topanga Canyon Blvd.
                          Suite 244
                          Woodland Hills, California 91367
                          Attention: Deborah Feldman
                          Fax No.: 818-346-6502
                          Phone No.: 818-712-0036

                                   EXHIBIT "A"

                               DESCRIPTION OF LAND

9453 Owensmouth Avenue, Chatsworth, California

LOTS 7,8,9 AND 10 OF TRACT NO. 33150, IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 910 PAGES 63 TO 65 INCLUSIVE OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

Assessor's Parcel No: 2746-014-018

                                   EXHIBIT B

                       ASSIGNMENT AND ASSUMPTION OF LEASES

     ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") made as of the day of December __, 1999 by and between WHLW Real Estate Limited Partnership ("Assignor") and Natrol Real Estate II, Inc., ("Assignee").

                              W I T N E S S E T H:

     WHEREAS, Assignor and Assignee are parties to that certain Purchase and Sale Agreement, dated November __, 1999 (the "Purchase Agreement") covering the Premises set forth on Exhibit A hereto; and

     WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor's right, title and interest in and to the Premises located at 9453 Owensmouth Avenue, Chatsworth, California, and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to the leases described on the Schedule of Leases attached as Exhibit "B" hereto and the guaranties, security deposits and other documents related thereto, if any (collectively, the "Leases").

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignor hereby assigns unto Assignee, all of the right, title and interest of Assignor in and to the Leases.

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof, subject to the terms, covenants and conditions of the Leases.

     2. This Assignment is made without representation or warranty by Assignor except as provided in that certain Certificate delivered by Assignor to Assignee on the date hereof.

     3. Assignee assumes the performance of all of the obligations of Assignor under the Leases to be first performed from and after the date hereof and does not assume any obligations or liabilities under the Lease accruing prior to the date hereof.

     4. Effective as of the date hereof, Assignee hereby agrees to indemnify, defend (with counsel reasonably acceptable to Assignor), and to hold Assignor and each other Seller Party (as defined in the Purchase Agreement) harmless from any and all Claims (as defined in the Purchase

Agreement), arising on or subsequent to the date hereof, under, relating to or arising out of the Leases.

     5. Any rental and other payments under the Leases shall be prorated between the parties as provided in the Purchase Agreement.

     6. In the event of any dispute between Assignor and Assignee arising out of the obligations of Assignor under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     7. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

     8. This Assignment is made without recourse and without any express or implied representation or warranty of any kind. Assignee on behalf of itself and its agents, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall Assignor or any Seller Party have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Property. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

     9. This Assignment is delivered pursuant to the Purchase Agreement and Assignee expressly acknowledges and affirms the provisions thereof.

     10. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     11. This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

     12. The obligations of Assignor are intended to be binding only on Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Party.

     Capitalized terms used herein and not defined herein shall have the meanings given to them in the Purchase Agreement.

         IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.


                                   ASSIGNOR:

                                   WHLW Real Estate Limited Partnership

                                   By:   WHLW Gen-Par, Inc.
                                              General Partner



                                         Name:
                                              -------------------------------

                                         Title:
                                               ------------------------------


                                   ASSIGNEE:

                                   Natrol Real Estate II, Inc.,
                                   a California corporation


                                         Name: /s/ DENNIS R. JOLICOEUR
                                              -------------------------------

                                         Title: CFO
                                               ------------------------------



                                         Name:
                                              -------------------------------

                                         Title:
                                               ------------------------------

                                   EXHIBIT C

                            [Intentionally Omitted]

                                   EXHIBIT D

               ASSIGNMENT OF WARRANTIES, PERMITS, CONTRACTS
                        AND GENERAL INTANGIBLES

     ASSIGNMENT OF WARRANTIES, PERMITS, CONTRACTS AND GENERAL INTANGIBLES (this "Assignment") made as of the ____ day of December, 1999 by and between WHLW Real Estate Limited Partnership ("Assignor") and Natrol Real Estate II, Inc. ("Assignee").

                               WITNESSETH:

     WHEREAS, Assignor has simultaneously herewith conveyed to the Assignee all of Assignor's right, title and interest in and to the premises located on Exhibit "A" attached hereto (the "Premises"), and in connection therewith, Assignor has agreed to assign to Assignee all of Assignor's right, title and interest in and to (i) the warranties and/or guaranties, if any, relating to the Premises to the extent assignable (collectively, "Warranties"), (ii) any governmental approvals or permits relating to the Premises to the extent assignable (collectively, "Permits"), (iii) the agreements, contracts, instruments and understandings listed on Annex ___ attached hereto (collectively, the "Contracts") and (iv) general intangibles relating to the Property including, without limitation, the trade name, to the extent provided in the Purchase Agreement, if any, used to identify the Premises or any variation thereof, provided Assignor makes absolutely no representation or warranty that it has any ownership of or right to use any trade name (collectively, "General Intangibles").

     NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. To the extent assignable, Assignor hereby assigns unto Assignee, all of the right, title and interest, if any, of Assignor in and to the Warranties, Permits, Contracts and General Intangibles;

     TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns from and after the date hereof.

     2. Effective as of the date hereof, Assignee hereby assumes and unconditionally agrees to observe and perform all of the Assignor's obligations under, relating to or arising out of the Contracts, originating on or subsequent to the date hereof. Assignee hereby agrees to indemnify Assignor and its affiliates, against and hold Assignor and its affiliates harmless from any and all Claims (as defined in the Purchase Agreement), originating on or subsequent to the date hereof, under, relating to or arising out of the Contracts.

     3. In the event of any dispute between Assignor and Assignee arising out of the obligations of Assignor under this Agreement or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

     4. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability or enforceability of the Warranties, the Permits, the Contracts or the Intangible Property (collectively, the "INTERESTS"), and Assignor shall have no liability to Assignee in the event that any or all of the Interests (a) are not transferable to Assignee or (b) are canceled or terminated by reason of this assignment or any acts of Assignee. Furthermore, Assignee on behalf of itself and the Purchaser Parties hereby agrees that in no event or circumstance shall Assignor or any Seller Party have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Interests.

     5. This Assignment shall be governed by and construed and in accordance with the laws of the State of California.

     6. This Assignment is made without recourse and without any express or implied representation or warranty of any kind or nature, except as expressly set forth in the Purchase Agreement.

     7. This Assignment is delivered pursuant to the Purchase Agreement attached hereto and to which this Assignment is an Exhibit thereof, and Assignee expressly acknowledges and affirms the provisions thereof. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document.

     8. This Assignment shall be binding on Assignor and its successors, assigns and legal representatives and shall inure to the benefit of the Assignee and its successors, assigns and legal representatives.

     9. This Assignment may be executed in separate counterparts, which, together, shall constitute one and the same fully executed Assignment.

     10. The obligations of Assignor are intended to be binding only on the property of Assignor and shall not be personally binding upon, nor shall any resort be had to, the private properties of any Seller Party.

     Capitalized terms used herein and not defined herein shall have the meanings given to them in the Purchase Agreement.

     IN WITNESS WHEREOF, this Assignment has been duly executed as of the date first above written.

                                      ASSIGNOR:

                                      WHLW Real Estate Limited Partnership

                                      By: WHLW Gen-Par, Inc.
                                          General Partner

                                         Name:
                                               ----------------------------
                                         Title:
                                                ---------------------------

                                      ASSIGNEE:

                                      Natrol Real Estate II, Inc.,
                                      a California corporation

                                      Name: /s/ Dennis R. Jolicoeur
                                            ----------------------------
                                      Title:  Dennis R. Jolicoeur, CFO
                                             ---------------------------

                                      Name:
                                            ----------------------------
                                      Title:
                                             ---------------------------

                                   EXHIBIT E

                        PURCHASER'S AS-IS CERTIFICATE

     THIS CERTIFICATE AND AGREEMENT ("Certificate"), is made as of the ____ day of December, 1999, by Natrol Real Estate II, Inc. ("Purchaser"), to and for the benefit and WHLW Real Estate Limited Partnership ("Seller").

                                    RECITALS

     Seller and Purchaser are parties to a Purchase and Sale Agreement, dated as of November __, 1999 the ("Purchase Agreement"), which provides for the sale of a certain real property (the "Property") legally described on EXHIBIT A attached to the Purchase Agreement and incorporated herein by this reference. Any capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement; and

     The Purchase Agreement requires, INTER ALIA, that, as a condition precedent to Seller's obligations under the Purchase Agreement, Purchaser shall execute and deliver this Certificate to Seller at Closing.

     NOW, THEREFORE, in consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby certifies and agrees as follows:

     1. Purchaser hereby acknowledges that it has examined and investigated to its full satisfaction all facts, circumstances and matters relating to the Property, or otherwise relevant to its purchase of the foregoing, including without limitation:

          (i) all matters relating to governmental and other legal requirements with respect to the Property, such as taxes, assessments, zoning, use permit requirements and building codes;

          (ii) All zoning, land use, building, environmental and other statutes, rules, or regulations applicable to the Property;

          (iii) to the extent in the possession of Seller or Seller's property manager, a copy of a survey of the Property (a "SURVEY"):

          (iv) to the extent in the possession of Seller or Seller's property manager, reports, studies, assessments, investigations and other materials related to the presence of Hazardous Materials at, on or under the Property and the compliance of such Property with all environmental laws, including environmental assessment reports;

          (v) the Leases with respect to the Property and all matters in connection therewith, including, without limitation, the ability of the tenants thereof to pay the rent;

          (vi) the Contracts and any other documents or agreements of significance affecting the Property;

          (vii) all matters relating to the income and operating or capital expenses of the Property and all other financial matters; and

          (viii) all matters relating to title to the Property;

          (ix) the physical condition of the Property, including, without limitation, the interior, the exterior, the square footage of the improvements or the leasehold improvements and of the tenant space therein, the structure, the roof, the paving, the utilities, and all other physical and functional aspects of the Property, including the presence or absence of Hazardous Materials;

          (x)  any easements and/or access rights affecting the Property;

          (xi) all matters that would be revealed by an ALTA as-built survey, a physical inspection or an environmental site assessment of the Property;

          (xii)  reflected on the Natural Hazard Disclosure Statement; and

          (xiii) all other matters of significance affecting, or otherwise deemed relevant by Purchaser with respect to, the Property.

     2. Purchaser acknowledges and agrees that (i) it has been given the full opportunity to inspect and investigate all aspects of the Property, either independently or through agents, representatives or experts of Purchaser's choosing, as Purchaser considers necessary or appropriate, including without limitation those set forth in the Purchase Agreement, (ii) it has completed its independent investigation of the Property and the Due Diligence Materials, and (iii) it is acquiring the Property based exclusively on such independent investigation. The funding of the Deposit by Purchaser and the execution of this certificate conclusively constitute Purchaser's approval of each and every aspect of the Property. Purchaser (i) is a sophisticated investor, (ii) is represented by competent counsel, (iii) understands the assumptions of risk and liability set forth in this Certificate and that, prior to Closing, Purchaser and its agents have inspected the Property, fully observed the physical characteristics and condition of the Property, performed a thorough investigation of the suitability of Purchaser's intended use of the Property, including without limitation, the suitability of the topography, the availability of water rights or utilities, the present and future zoning, subdivision and any and all other land use matters, the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters, the purpose(s) to which the Property is suited, drainage, flooding, access to public roads, and proposed routes or roads or extensions relative to the Property, (iv) acknowledges that its posting of the Deposit was deemed to be an acknowledgment by the Purchaser that, as of the date hereof, it had received the Date Diligence Materials and (v) understands that it will have no recourse whatsoever against Seller or any Seller Party except as expressly set forth in the Purchase Agreement and this Certificate. Such independent investigation by Purchaser included items set forth in the Purchase Agreement, the Purchaser agreeing that it has completed its due diligence investigation of the Property prior to the date hereof and is satisfied with the results of such investigation and the Due Diligence Materials.

         3.   PURCHASER SPECIFICALLY REPRESENTS, ACKNOWLEDGES AND AGREES THAT
(i) SELLER SHALL SELL AND PURCHASER SHALL PURCHASE THE PROPERTY "AS IS, WHERE IS AND WITH ALL FAULTS," (ii) PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER, NOR ANY SELLER PARTY AS TO ANY MATTER, CONCERNING THE PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DUE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATIONS, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION: (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of any Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, the Property, or the Property's use, habitability, merchantability, or fitness, or the suitability, value or adequacy of the Property for any particular purpose,
(iv) the zoning or other legal status of the Property or any other public or private restrictions on the use of the Property, (v) the compliance of the Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any Governmental Authority or of any other person or entity (including, without limitation, the Americans with Disabilities Act), (vi) the ability of Purchaser to obtain any necessary governmental approvals, licenses or permits for Purchaser's intended use or development of the Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to the Property, (x) the Leases, Contracts or any other agreements affecting the Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Property, (xi) Seller's ownership of the

Property or any portion thereof or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to, the operation of the Property. Without limiting the generality of the foregoing, Purchaser expressly acknowledges and agrees that Purchaser is not relying on any representation or warranty of the Seller, nor any Seller
Party, whether implied, presumed or expressly provided as law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Purchaser except as provided in Section 3.3 of the Purchase Agreement. Purchaser further acknowledges and agrees that Seller is under no duty to make any inquiry regarding any matter that may or may not be known to Seller or any partner, officer, employee, attorney, property manager, agent or broker of such Seller.

         4. ANY REPORTS, REPAIRS OR WORK REQUIRED BY PURCHASER ARE THE SOLE RESPONSIBILITY OF PURCHASER, AND PURCHASER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO THE PROPERTY OR TO CURE ANY VIOLATIONS OF LAW OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER. PURCHASER IS SOLELY RESPONSIBLE FOR OBTAINING ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF ANY PROPERTY AND FOR ANY REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT PURCHASER'S SOLE COST AND EXPENSE.

         5. Purchaser acknowledges and agrees that the provisions of this Certificate were a material factor in Seller's acceptance of the Purchase Price and agreement to sell the Property to Purchaser, and Seller is unwilling to sell the Properties unless Seller and the other Seller Parties are expressly released to the extent set forth in Section 6 of the Purchase Agreement.

         IN WITNESS WHEREOF, Purchaser has executed this Certificate as of the date first set forth herein above.


                                 NATROL REAL ESTATE II, INC.,
                                 a California corporation


                                 By:   /s/ Dennis R. Jolicoeur
                                    -------------------------------------
                                 Name:   Dennis R. Jolicoeur
                                 Title:  CFO

                                   EXHIBIT F

                      NATURAL HAZARD DISCLOSURE STATEMENT


This statement applies to the following described real property: 9453 Owensmouth Avenue, Chatsworth, California

The undersigned Seller discloses the following information with the knowledge that even though this is not a warranty, the undersigned prospective Purchaser may rely on this information in deciding whether and on what terms to purchase the subject real property. The following disclosures are made by the Seller based solely upon the information contained in the report attached hereto and made a part hereof. This information is merely a disclosure and shall not be deemed to be part of any contract between the Purchaser and Seller.

THIS REAL PROPERTY LIES WITHIN THE FOLLOWING HAZARDOUS AREA(S):

A VERY HIGH FIRE HAZARD SEVERITY ZONE pursuant to Section 51178 or 51179 of the Government Code. The owner of this property is subject to the maintenance requirements of Section 51182 of the Government Code.

                 /  / Yes            /  / No

A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS pursuant to Section 4125 of the Public Resources Code. The owner of this property is subject to the maintenance requirements of Section 4291 of the Public Resources Code. Additionally, it is not the state's responsibility to provide fire protection services to any building or structure located within the wildlands unless the Department of Forestry and Fire Protection has entered into a cooperative agreement with a local agency for those purposes pursuant to Section 4142 of the Public Resources Code.

                 /  / Yes            /  / No

THESE HAZARDS MAY LIMIT YOUR ABILITY TO DEVELOP THE REAL PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER.

THE ATTACHED REPORT ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. PURCHASER IS HEREBY ADVISED TO OBTAIN INDEPENDENT PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE SUBJECT PROPERTY.

This statement may be signed in one or more counterparts.



\\\\\ CONTINUED ON NEXT PAGE

Seller hereby states that the information set forth herein is true and correct to the best of the Seller's knowledge based solely upon the information contained in the attached report, and such knowledge is limited to be as of the date specified below. Seller has not independently verified the information contained in this statement and the attached report, and Seller is not personally aware of any errors or inaccuracies in the information contained in this statement.

SELLER:


By:
      -------------------------
Its:
      -------------------------
Date:
      -------------------------

Purchaser hereby represents and warrants that it has read and understands the information contained in this disclosure statement and in the attached report and will rely upon the information contained in the report as though the report were addressed directly to Purchaser.

PURCHASER:


By:    /s/ Dennis R. Jolicoeur
      -------------------------
Its:         CFO
      -------------------------
Date:      11/20/99
      -------------------------

                                  EXHIBIT G

                                  GRANT DEED

Recording Requested by and
When Recorded Mail to,
and Mail Tax Statements to:


______________________________
______________________________
______________________________
Attention: _____________________

-----------------------------------------------------------------------------
                   Space Above This Line for Recorder's use

                                GRANT DEED

         The undersigned Grantor declared that Documentary Transfer Tax is not part of the public records.

         For valuable consideration, receipt of which is acknowledged, _____________, a _____________ ("Grantor"), hereby grants to _______________, a ___________________________, (Grantee), that certain real property located in the City of ____________, County of _________, State of California, as legally described in EXHIBIT A attached hereto and made a part hereof (the "Property") together with all of Grantor's right, title and interest in and to all improvements and structures located thereon, and all easements, appurtenances, rights and privileges of Grantor appertaining to the Property.

         The Property is conveyed subject to:

         (a) The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California;

         (b) The liens for real property taxes for the fiscal year 19__ - 19__ not yet due and payable;

         (c) All liens, encumbrances, easements, leases, covenants, conditions and restrictions of record;

         (d) All matters which would be disclosed by an inspection of the Property; and


                                      G-1